Exhibit 99.4

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As previously disclosed, Microsemi Corporation (“Microsemi”), through its indirect wholly-owned subsidiary 0916753 B.C. ULC (“Purchaser”), completed its acquisition of Zarlink Semiconductor Inc. (“Zarlink”) pursuant to the previously announced Support Agreement dated September 21, 2011 by and among Microsemi, Purchaser and Zarlink. Following the expiration of the previously announced offers for all of the issued and outstanding common shares (“Zarlink Shares”) and 6% unsecured, subordinated convertible debentures maturing September 30, 2012 (“Zarlink Debentures” and together with the Zarlink Shares, the “Zarlink Securities”) of Zarlink, Purchaser acquired all remaining Zarlink Shares and Zarlink Debentures through compulsory acquisitions under, respectively, the Canada Business Corporations Act and the trust indenture governing the Zarlink Debentures.

The unaudited pro forma condensed combined balance sheet combines Microsemi’s July 3, 2011 consolidated balance sheet with Zarlink’s June 24, 2011 unaudited consolidated balance sheet. The unaudited pro forma condensed combined balance sheet gives pro forma effect as if the Zarlink acquisition had been completed on July 3, 2011.

The unaudited pro forma condensed combined income statements combine Microsemi’s consolidated income statement, adjusted for the pro forma impact of our acquisitions of Asic Advantage, Inc. (“Asic”), AML Communications, Inc. (“AML”), Actel Corporation (“Actel”), White Electronic Designs Corporation (“White Electronic”), VT Silicon and Arxan Defense Systems, Inc. (“ADS”), for a) the twelve months ended October 3, 2010 with Zarlink’s unaudited consolidated statement of income for the twelve months ended September 24, 2011 and b) the nine-months ended July 3, 2011 with Zarlink’s unaudited consolidated statement of income for the nine-months ended June 24, 2011. The acquisitions of Asic, AML, Actel, White Electronic, VT Silicon and ADS occurred on July 5, 2011, May 27, 2011, November 2, 2010, April 30, 2010, September 10, 2010 and September 14, 2010, respectively. The unaudited pro forma condensed income statement gives pro forma effect as if all acquisitions had been completed on September 28, 2009.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that Microsemi believes are reasonable under the circumstances.

A final determination of fair values relating to the Zarlink acquisition may differ materially from preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of Zarlink that existed as of the date of the completion of the Zarlink acquisition. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Microsemi, Zarlink, AML, Actel and White Electronic with the Securities and Exchange Commission.

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF July 3, 2011

(in thousands)

	Historical Microsemi	Historical Zarlink	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$246,246	$130,744	$(624,835)	(1)	$200,831
			448,676	(2)
Accounts receivable	98,066	22,002	—		120,068
Inventories	145,352	24,842	7,647	(3)	177,841
Deferred income taxes	14,984	1,313	—		16,297
Other current assets	31,082	1,528	—		32,610

Total current assets	535,730	180,429	(168,512)		547,647

Property and equipment, net	89,899	7,828	—		97,727
Goodwill	543,286	—	295,615	(4)	838,901
Other intangible assets, net	290,160	32,814	178,786	(5)	501,760
Deferred income tax assets	—	36,812	—		36,812
Other assets	25,946	7,659	—		33,605

TOTAL ASSETS	$1,485,021	$265,542	$305,889		$2,056,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,063	$14,255	$—		$54,318
Accrued liabilities	81,390	19,683	—		101,073
Current maturities of long-term liabilities	4,220	—	4,760	(6)	8,980

Total current liabilities	125,673	33,938	4,760		164,371

Credit facility and long-term debt	368,452	71,950	473,048	(6)	841,500
			(71,950)	(7)
Deferred income taxes	116,021	—	84,640	(8)	200,661
Other long-term liabilities	33,656	4,177	—		37,833
Redeemable preferred shares	—	12,372	(12,372)	(7)	—
Stockholders’ equity:
Common stock	17,335	725,618	(725,618)	(9)	17,335
Capital in excess of par value of common stock	604,638	45,664	(45,664)	(9)	604,638
Retained earnings (deficit)	218,075	(594,983)	594,983	(9)	188,943
			(28,199)	(6)
			(933)	(6)
Accumulated other comprehensive income (loss)	1,171	(33,194)	33,194	(9)	1,171

Total stockholders’ equity	841,219	143,105	(172,237)		812,087

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,485,021	$265,542	$305,889		$2,056,452

The total estimated consideration as shown in the table below is preliminarily allocated to Zarlink’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the transaction. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of consideration:
Cash consideration for Zarlink Securities(1)	$624,835
Preliminary allocation of consideration:
Book value of Zarlink’s net assets	143,105
Adjustments to historical net book value:
Inventories (3)	7,647
Other intangible assets, net (5)	178,786
Long-term debt and redeemable preferred shares (7)	84,322
Deferred tax liability (8)	(84,640)

Adjustment to goodwill (4)	$295,615

(1)	Amount represents the cash consideration for all of the Zarlink Securities acquired pursuant to the previously announced Support Agreement dated September 21, 2011 by and among Microsemi, Purchaser and Zarlink.
(2)	Amount represents the net proceeds from incremental borrowings under Amendment No. 2 to Microsemi’s existing Credit Agreement dated as of November 2, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, with Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and the lenders referred to therein (as amended, the “Amended and Restated Credit Agreement”).
(3)	Amount represents the adjustment to mark up inventories acquired from Zarlink to their estimated fair value less cost to sell.
(4)	The preliminary allocation of purchase price resulted in the allocation of an incremental $295.6 million to goodwill. The factors that contributed to a purchase price resulting in the recognition of goodwill include:

•	The premium paid over the market capitalization of Zarlink immediately prior to the merger announcement.

•	Our belief that the merger will create a more diverse semiconductor company with expansive offerings which will enable us to expand our product offerings.

•

Our belief that both companies are each committed to improving cost structures and that our combined efforts after the merger should result in a realization of cost savings and an improvement of overall efficiencies.

(5)	Of the total estimated consideration, we allocated an incremental $178.8 million to other intangible assets, net. The preliminary allocation of identifiable intangible assets and their estimated useful lives are as follows (in thousands):

Preliminary allocation of identifiable intangible assets:	Asset Amount	Weighted Average Useful Life (Years)
Complete technology	$47,800	6
Backlog	17,100	1
Customer relationships	145,000	6
Trade name	1,700	2

	211,600
Amount reported on historical Zarlink balance sheet	(32,814)

Adjustment to other identifiable intangible assets, net (5)	$178,786

(6)	Amounts represent additional borrowings on the Amended and Restated Credit Agreement such that the total amount outstanding is $850.0 million, a charge of $28.2 million related to fees and costs for the Amended and Restated Credit Agreement and a reversal of fair value adjustments of $0.9 million related to pre-amendment amounts outstanding on the credit agreement.
(7)	Amounts represent the elimination of balances related to the Zarlink Securities.
(8)	Amount represents the deferred tax liability related to the preliminary allocation of identifiable intangible assets.
(9)	Amounts represent the elimination of Zarlink’s historical equity accounts.

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE TWELVE MONTHS ENDED OCTOBER 3, 2010

(In thousands, except per share amounts)

	Pro Forma Microsemi (6)	Historical Zarlink	Pro Forma Adjustments		Pro Forma Combined
Net sales	$806,331	$223,751	$—		$1,030,082
Cost of sales	398,240	108,063	7,647	(1)	513,950

Gross profit	408,091	115,688	(7,647)		516,132

Operating expenses:
Selling and general and administrative	212,858	43,581	—		256,439
Amortization of intangible assets	78,985	6,943	43,141	(2)	129,069
Research and development costs	124,550	41,445	—		165,995
Restructuring and severance charges	14,200	—	—		14,200

Total operating expenses	430,593	91,969	43,141		565,703

Operating income (loss)	(22,502)	23,719	(50,788)		(49,571)

Interest and other income (expense), net	(30,783)	(8,030)	(31,226)	(3)	(65,362)
			4,677	(4)

Income (loss) before income taxes	(53,285)	15,689	(77,337)		(114,933)

Provision (benefit) for income taxes	36,583	(3,358)	(30,935)	(5)	2,290

Net income (loss)	$(89,868)	$19,047	$(46,402)		$(117,223)

Net income per share:
Basic	$(1.11)				$(1.45)
Diluted	$(1.11)				$(1.45)
Weighted-average common shares outstanding:
Basic	80,797				80,797
Diluted	80,797				80,797

(1)	Amount reflects the impact in cost of goods sold from the estimated manufacturing profit in acquired inventory.
(2)	Amount reflects amortization of intangibles related to the preliminary estimate of fair value of intangible assets acquired. We expect to utilize the straight line method of amortization for completed technology, customer relationships and trade name and the estimated fulfillment period for backlog. Calculation of pro forma amortization expense for the 12-month pro forma period is as follows (in thousands):

Preliminary allocation of identifiable intangible assets:	Amortization Expense
Complete technology	$7,967
Backlog	17,100
Customer relationships	24,167
Trade name	850

50,084
Amount reported on historical Zarlink statements	(6,943)

Adjustment to other identifiable intangible assets, net	$43,141

(3)	Amount represents the interest expense from borrowings incurred to fund the Zarlink acquisition. The pro forma weighted average term loan balance used was $796.5 million, representing the minimum allowable amortization of principal during the pro forma period. The pro forma revolver balance used was $50.0 million, outstanding for three months. The weighted average interest rate used was 5.75%, reflecting LIBOR during the pro forma period below the 1.25% LIBOR floor and a 4.5% LIBOR spread in accordance with the terms of Microsemi’s Amended and Restated Credit Facility. These assumptions resulted in interest expense of $46.5 million compared to $15.3 million of interest expense related to the credit facility in the “Pro Forma Microsemi” column or a difference of $31.2 million.

(4)	Amount represents interest expense and amortization of debt issuance costs reported in the “Historical Zarlink” column as Zarlink Debentures were assumed to be redeemed at the beginning of the pro forma period.
(5)	Amount reflects the estimated pro forma tax effect of the above adjustments.
(6)	The following supplemental pro forma data summarizes the results of operations for the year ended October 3, 2010, as if the acquisitions of Asic, AML, Actel, White Electronic, VT Silicon and ADS had occurred on September 27, 2009. The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The supplemental pro forma data reports actual operating results, adjusted to include the pro forma effect of, among others, the impact in cost of goods sold from manufacturing profit in acquired inventory, amortization expense of identified intangible assets, timing of the impact of restructuring expenses, timing of credit facility issuance costs, incremental interest expense and the related tax effect of these items. Supplemental pro forma earnings were adjusted to include $5.9 million in cost of goods sold from manufacturing profit in acquired inventory, $8.6 million in acquisition costs, $14.2 million in credit facility issuance costs, and $5.0 million in non-cash benefits of valuation allowance releases that were incurred in the year ended October 2, 2011 but would have been incurred in the pro forma period had the acquisitions occurred on September 27, 2009. The pro forma data is as follows (in thousands):

	Historical Microsemi	Pro Forma Adjustments	Pro Forma Microsemi
Net sales	$518,268	$288,063	$806,331
Cost of sales	270,057	128,183	398,240

Gross profit	248,211	159,880	408,091

Operating expenses:
Selling and general and administrative	114,663	98,195	212,858
Amortization of intangible assets	20,165	58,820	78,985
Research and development costs	55,395	69,155	124,550
Restructuring and severance charges	2,107	12,093	14,200

Total operating expenses	192,330	238,263	430,593

Operating income (loss)	55,881	(78,383)	(22,502)

Interest and other income (expense), net	(850)	(29,933)	(30,783)

Income (loss) before income taxes	55,031	(108,316)	(53,285)

Provision (benefit) for income taxes	(4,007)	40,590	36,583

Net income (loss)	$59,038	$(148,906)	$(89,868)

MICROSEMI CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE NINE MONTHS ENDED JULY 3, 2011

(In thousands, except per share amounts)

	Pro Forma Microsemi (5)	Historical Zarlink	Pro Forma Adjustments		Pro Forma Combined
Net sales	$636,370	$167,095	$—		$803,465
Cost of sales	304,347	79,706	—		384,053

Gross profit	332,023	87,389	—		419,412

Operating expenses:
Selling and general and administrative	137,355	21,213	—		158,568
Amortization of intangible assets	57,239	5,208	19,530	(1)	81,977
Research and development costs	86,901	32,396	—		119,297
Restructuring and severance charges	14,766	—	—		14,766

Total operating expenses	296,261	58,817	19,530		374,608

Operating income (loss)	35,762	28,572	(19,530)		44,804

Interest and other income (expense), net	(14,419)	(4,898)	(23,675)	(2)	(39,315)
			3,677	(3)

Income (loss) before income taxes	21,343	23,674	(39,528)		5,489

Benefit for income taxes	(5,609)	(30,343)	(15,811)	(4)	(51,763)

Net income (loss)	$26,952	$54,017	$(23,717)		$57,252

Net income per share:
Basic	$0.33				$0.70
Diluted	$0.32				$0.68
Weighted-average common shares outstanding:
Basic	82,317				82,317
Diluted	84,297				84,297

(1)	Amount reflects amortization of intangibles related to the preliminary estimate of fair value of intangible assets acquired. We expect to utilize the straight line method of amortization for completed technology, customer relationships and trade name. Amortization of backlog would have been completed in the 12-month pro forma period ended October 3, 2010. Calculation of pro forma amortization expense for the 9-month pro forma period is as follows (in thousands):

Preliminary allocation of identifiable intangible assets:	Amortization Expense
Complete technology	$5,975
Customer relationships	18,125
Trade name	638

24,738
Amount reported on historical Zarlink statements	$(5,208)

Adjustment to other identifiable intangible assets, net	$19,530

(2)	Amount represents the interest expense from borrowings incurred to fund the Zarlink acquisition. The pro forma weighted average term loan balance used was $798.0 million, representing the minimum allowable amortization of principal during the pro forma period. The pro forma revolver balance used was $50.0 million, outstanding for three months. The weighted average interest rate used was 5.75%, reflecting LIBOR during the pro forma period below the 1.25% LIBOR floor and a 4.5% LIBOR spread in accordance with the terms of Microsemi’s Amended and Restated Credit Facility. These assumptions resulted in interest expense of $35.2 million compared to $11.5 million of interest expense related to the credit facility in the “Pro Forma Microsemi” column or a difference of $23.7 million.
(3)	Amount represents interest expense and amortization of debt issuance costs reported in the “Historical Zarlink” column as Zarlink Debentures were assumed to be redeemed at the beginning of the pro forma period.

(4)	Amount reflects the estimated pro forma tax effect of the above adjustments.
(5)	The following supplemental pro forma data summarizes the results of operations for the year ended October 3, 2010, as if the acquisitions of Asic, AML, Actel, White Electronic, VT Silicon and ADS had occurred on September 27, 2009. The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The supplemental pro forma data reports actual operating results, adjusted to include the pro forma effect of, among others, the impact in cost of goods sold from manufacturing profit in acquired inventory, amortization expense of identified intangible assets, timing of the impact of restructuring expenses, timing of credit facility issuance costs, incremental interest expense and the related tax effect of these items. Supplemental pro forma earnings were adjusted to exclude $5.5 million in cost of goods sold from manufacturing profit in acquired inventory, $8.6 million in acquisition costs, $14.2 million in credit facility issuance costs, and $12.1 million in non-cash benefits of valuation allowance releases that were incurred during the period but would have been incurred in a prior period had the acquisitions occurred on September 27, 2009. The pro forma data is as follows (in thousands):

	Historical Microsemi	Pro Forma Adjustments	Pro Forma Microsemi
Net sales	$608,563	$27,807	$636,370
Cost of sales	297,267	7,080	304,347

Gross profit	311,296	20,727	332,023

Operating expenses:
Selling and general and administrative	138,302	(947)	137,355
Amortization of intangible assets	44,783	12,456	57,239
Research and development costs	81,712	5,189	86,901
Restructuring and severance charges	20,271	(5,505)	14,766

Total operating expenses	285,068	11,193	296,261

Operating income (loss)	26,228	9,534	35,762

Interest and other income (expense), net	(26,315)	11,896	(14,419)

Income (loss) before income taxes	(87)	21,430	21,343

Provision (benefit) for income taxes	(12,449)	6,840	(5,609)

Net income (loss)	$12,362	$14,590	$26,952